UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

OWENS REALTY MORTGAGE, INC.
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	46-0778087 (I.R.S. Employer Identification No.)

2221 Olympic Boulevard Walnut Creek, California (Address of principal executive offices of registrant)	94595 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.01 par value per share	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-184392

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

Owens Realty Mortgage, Inc. (the “Registrant”) hereby incorporates by reference the description of the Registrant’s common stock, par value $0.01 per share, set forth under the heading “Description of Owens Realty Mortgage, Inc. Stock” in the Registrant’s Registration Statement on Form S-4 (File No. 333-184392), as originally filed with the Securities and Exchange Commission (the “Commission”) on October 11, 2012, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement and filed separately by the Registrant with the Commission on February 13, 2013, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus”).   In addition, also incorporated by reference herein is information relating to the Registrant’s common stock under the caption “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the Registration Statement and Prospectus.

Item 2.	Exhibits.
In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on NYSE MKT LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                                                                    OWENS REALTY MORTGAGE, INC.

By:  /s/  Bryan H. Draper
Name: Bryan H. Draper
Title:   Chief Financial Officer and Secretary
Date:   June 26, 2013